Exhibit 10.19

SC Land Concession (2001)

[ENGLISH TRANSLATION FOR REFERENCE ONLY]

MACAU SPECIAL ADMINISTRATIVE REGION

BUREAU OF THE SECRETARY FOR TRANSPORT AND PUBLIC WORKS

OFFICIAL GAZETTE – SERIES II
Diploma:	Dispatch of the Secretary for Transport and Public Works no. 100/2001	• Grants, by leasehold and with waiver of public tender, a plot of land located in the Embankment Area between the islands of Taipa and Coloane.
OG N.~~º~~:	42/2001
Published on:	2001.10.17
Page:	5725
Official Chinese version: http://bo.io.gov.mo/bo/ii/2001/42/despstop_cn.asp#100
Official Portuguese version: http://bo.io.gov.mo/bo/ii/2001/42/despstop.asp#100

Dispatch of the Secretary for Transport and Public Works no. 100/2001

Using the faculty granted by article 64 of the Basic Law of the Macau Special Administrative Region, and in accordance with paragraph c) of no. 1 of article 29, with articles 37, 49 and ff., with paragraph a) of no. 1 and of no. 2 of article 57, all of Law no. 6/80/M, dated July 5, the Secretary for Transport and Public Works hereby orders:

1. In accordance with the terms and conditions of the annexed contract, which forms an integral part of this dispatch, the plot of land with the global area of 140,789 sq.m., consisting of Lots G300, G310 and G400 of the COTAI Plan, located in the Embankment Area between the islands of Taipa and Coloane, is hereby granted, by leasehold and with waiver of public tender.

2. This dispatch enters into force immediately.

October 9, 2001.

The Secretary for Transport and Public Works, Ao Man Long.

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ANNEX

(File no. 6,396.1 of the Land, Public Works, and Transport Bureau and File no. 20/2001 of the Land Committee)

Contract agreed between:

The Macau Special Administrative Region, as first party; and

East Asia – Satellite Television Limited, as second party.

Whereas:

1. By submission dated September 25, 2000, addressed to the Infrastructure Development Office (GDI), the company “Lai Sun Development Limited”, with head office in Hong Kong and therein listed on the Stock Exchange, requested a concession, by leasehold and with waiver of public tender, of a plot of land with an area of around 100,000 sq.m., consisting of Lots G300, G400 and part of G310 of the COTAI Plan, located in the Embankment Area between the islands of Taipa and Coloane, to be developed with the construction of a movie production center and supporting facilities for tourism and entertainment.

2. On October 4, 2000, a company of the same group (Lai Sun), “eSun Holdings Limited”, equally with head office and listed on the Stock Exchange in Hong Kong, submitted a new development plan for the land, according to which the venture would be developed in two phases, the first on the land initially requested and, the second, on an area of around 40,900 sq.m., for a future expansion of the movie production center and construction of facilities for housing of the respective personnel.

3. Considering the innovative character of the venture, as well as its high economic and touristic interest, its materialization representing an important investment, susceptible of directly and indirectly generating a significant number of jobs, the GDI issued a favorable opinion to the request, including the conditions under which the concession could be made effective, which merited the approval of H.E. the Chief Executive, after which the procedure was sent to the Land, Public Works, and Transport Bureau (DSSOPT) for the promotion of subsequent proceedings.

4. In the context of the instruction of the procedure, the applicant, through its attorney, Carlos Duque Simões, lawyer with office in Macau, at Avenida da Praia Grande, no. 759, 3.~~º~~ andar, requested that a substitution of the party in the concession procedure be considered, being the concession granted in favor of the local company, incorporated for that purpose, and belonging to the Lai Sun Group, named East Asia – Satellite Television Limited, registered with the Commercial and Movable Assets Registry under no. 14,311 (SO).

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5. Commenting on the preliminary draft of the contract that, for that purpose, was sent to them by the DSSOPT through a letter of March 3, 2001, the applicant requested the introduction of some amendments, namely in what regards the purpose of the land, towards the introduction of the purpose of tourism and entertainment, the annual rent, and the interest over the premium.

6. Pursuant to the analysis of the request, a new draft was sent, contemplating some of the proposed amendments, which obtained the general agreement of the company East Asia – Satellite Television Limited, with exception of the clause relating to the rent, in relation to which the applicant proposed that, considering the characteristics of the venture, the various existing purposes, and its phased execution, a unitary rent amount be stipulated, during and after the development, calculated on the basis of the granted land, or, alternatively, that no rent be charged for the free circulation and parking areas, as they considered they could not be the object of any construction. The first solution was accepted.

7. The procedure followed its regular course, and was sent to the Land Committee that, convening on August 2, 2001, issued a favorable opinion to the acceptance of the request.

8. The opinion of the Land Committee was homologated by dispatch of H.E. the Chief Executive, recorded over the favorable opinion of the Secretary for Transport and Public Works, dated August 14, 2001.

9. The land in question, with an area of 140,789 sq.m. is not described in the Land Registry (LR) and is marked with the letter “A” on the cadaster plan no. 5,899/2000, issued by the Cartography and Cadaster Bureau (DSCC), on January 22, 2001.

10. In accordance with and for the purposes provided by article 125 of Law 6/80/M, dated July 5, the conditions of the contract titled by this dispatch were notified to the concessionaire and expressly accepted by it, as per the statement submitted on September 10, 2001, signed by Lam Kin Kgok Peter, divorced, of Hong Kong birth, of British nationality, resident in Hong Kong, May Road, Tower II, May Tower, 19th floor, in the capacity of Director, capacity and powers that were verified by the Private Notary Carlos Duque Simões, in accordance with the certification affixed to the said statement.

11. The installment of the premium provided for in no. 1 of the ninth clause of the contract was paid at the receivables of the Macau Tax Office on September 14, 2001 (income no. 46,103) through the invoice no. 73/2001, issued by the Land Committee on September 4, 2001, which duplicate is archived in the respective procedure.

12. The security deposit provided for in no. 1 of the tenth clause of the contract was paid by deposit in cash, through the invoice no. 021/ARR/2001, issued on September 17, 2001, by the Financial Services Bureau.

First Clause – Object of the contract

The first party grants to the second party, by leasehold and with waiver of public tender, a plot of land not described in the LR, located in the Embankment Area between the islands of Taipa and Coloane, COTAI Plan, lots G300, G310 and G400, with the area of 140,789 sq.m. (one hundred and forty thousand seven hundred and eighty-nine square meters), with the attributed value of MOP$23,320,000.00 (twenty-three million and three hundred and twenty thousand patacas), marked with the letter “A” on plan no. 5,899/2000, issued by the DSCC on January 22, 2001, that is an integral part of the present contract, hereinafter simply designated by land.

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Second Clause – Lease Term

1. The leasehold is valid for a term of 25 (twenty-five) years, counted from the date of the publication in the Official Gazette of the Macau Special Administrative Region of the dispatch that titles the present contract.

2. The term of the lease, stipulated in the preceding number, may, in accordance with the applicable legislation, be successively renewed until 19 December 2049.

Third Clause – Development and Purpose of the Land

1. The land is destined for the second party’s own use for the construction of a movie production center and supporting facilities for tourism and entertainment, with an aggregate gross construction area of 144,650 sq.m., allocated to the following purposes:

1.1. First Phase:

1.1.1. Movie industry (studios, with indoor and outdoor areas and supporting facilities) and supporting facilities for tourism and entertainment, with a gross construction area of 71,010 sq.m.;

1.1.2. Offices, with a gross construction area of 5,925 sq.m.;

1.1.3. Restaurant, with a gross construction area of 1,500 sq.m.;

1.1.4. Parking, with a gross construction area of 4,800 sq.m.;

1.1.5. Free circulation area, with a gross construction area of 20,515 sq.m..

1.2. Second Phase:

1.2.1. Movie industry (studios, with indoor and outdoor areas and supporting facilities) and supporting facilities for tourism and entertainment, with a gross construction area of 30,900 sq.m.;

1.2.2. Housing, with a gross construction area of 10,000 sq.m..

2. The development of the land must obey the conditions stipulated in the development plan, to be prepared and submitted by the second party and to be approved by the first party.

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Fourth Clause – Rent

1. In accordance with Ordinance no. 50/81/M, dated March 21, the second party pays an annual rent of MOP$844,734.00 (eight hundred and forty-four thousand seven hundred and thirty-four patacas), corresponding to MOP$6.00 (six patacas) per square meter of the granted land.

2. The rents are reviewed every five years, counted from the date of the publication in the Official Gazette of the Macau Special Administrative Region of the dispatch that titles the present contract, notwithstanding the immediate application of new rent amounts established in legislation that, during the validity of this contract, may be published.

Fifth Clause – Development Deadline

1. The development of the land should occur within the global deadline of 66 (sixty-six) months, counted from the date of the publication in the Official Gazette of the Macau Special Administrative Region of the dispatch that titles the present contract, subdivided into two phases, the first phase being within 36 (thirty-six) months, and the second phase within 30 (thirty) months.

2. The deadline provided in the preceding number includes the deadlines necessary for the submission of the projects by the second party and respective consideration by the first party.

Sixth Clause – Special Charges

1. The following constitute special charges to be exclusively borne by the second party:

1.1. The execution of the new embankment and the infrastructures necessary for the development of the land marked with the letter “A” on plan no. 5,899/2000, issued by the DSCC on January 22, 2001;

1.2. The construction and paving of the COTAI Plan roadways, designated by VL2(1), marked with the letter “B” on the abovementioned plan.

2. The second party guarantees the good execution and quality of the materials and equipment to be applied in the construction works mentioned in paragraph 1.1., for the duration of the term of the concession of the land, and in paragraph 1.2., for a period of two years, counted from the provisional receipt of such works, undertaking to repair and correct all deficiencies that may be manifested during that period.

Seventh Clause – Materials for the embankment

The materials that may be necessary to apply for the embankment of the land, in addition to those resulting from the eventual removal of soil from the site, must be appropriate and obtained outside the Macau Special Administrative Region or from sites previously indicated by the first party.

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Eight Clause – Fines

1. For the non-compliance of the deadlines provided for in the fifth clause, relating to the conclusion of the first and second phase, the second party is subject to a fine that may be up to MOP$5,000.00 (five thousand patacas) for each day of delay, up to 60 (sixty) days; in excess of such period and up to the global maximum of 120 (one hundred and twenty) days, it is subject to a fine up to twice the said amount, except when there are duly justified special reasons, accepted by the first party.

2. The second party is exonerated from the responsibility mentioned in the preceding number in cases of force majeure or other relevant facts that are proven to be beyond its control.

3. Cases of force majeure are considered as those that result exclusively from unforeseeable and unavoidable events.

4. For the purpose of no. 2, the second party undertakes to notify, in writing, the first party, as quickly as possible, of the occurrence of the abovementioned facts.

Ninth Clause – Premium of the contract

The second party pays to the first party, as premium of the contract, the amount of MOP$23,230,000.00 (twenty-three million and two hundred and thirty thousand patacas), as follows:

1. MOP$5,830,000.00 (five million and eight hundred and thirty thousand patacas) that the first party has already received and of which it gives due quittance;

2. The remainder, in the amount of MOP$17,490,000.00 (seventeen million and four hundred and ninety thousand patacas), which shall accrue interest at the annual rate of 7%, shall be paid in 4 (four) annual installments, equal in capital and interest, in the amount of MOP$5,163,540.00 (five million one hundred and sixty-three thousand and five hundred and forty patacas) each, the first being due 1 (one) year after the date of the publication in the Official Gazette of the Macau Special Administrative Region of the dispatch that titles this contract.

Tenth Clause – Security Deposit

1. In accordance with article 126 of Law no. 6/80/M, dated July, 5, the second party pays a security deposit in the amount of MOP$844,734.00 (eight hundred and forty-four thousand and seven hundred and thirty-four patacas), by way of a deposit or bank guarantee accepted by the first party.

2. The amount of the security deposit, mentioned in the previous number, must always follow the amount of the respective annual rent.

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Eleventh Clause – Transfer

1. The transfer of situations arising from this concession, due to its nature, is subject to prior authorization of the first party, and subjects the transferee to the revision of the conditions of the present contract.

2. As guarantee for the financing necessary for the undertaking, the second party may constitute a voluntary mortgage over the leasehold right of the hereby granted land, in favor of credit institutions with head office or with branches in the Macau Special Administrative Region, in accordance with article 2 of Decree-Law no. 51/83/M, dated December 26.

Twelfth Clause – Inspection

During the development period of the granted land, the second party undertakes to allow access thereto and to the works, to the representatives of Government Services that present themselves carrying out their inspections, giving them all assistance and means for the good performance of their function.

Thirteenth Clause – Lapse

1. The concession shall lapse in the following cases:

1.1. Upon the expiration of the period provided for in no. 1 of the eighth clause during which the fine is aggravated;

1.2. Unauthorized alteration to the purpose of the concession while the development of the land has not been completed;

1.3. Interruption of the development of the land for a period of more than 90 (ninety) days, except when there are duly justified special reasons, accepted by the first party.

2. The lapse of the concession is declared by dispatch of H.E. the Chief Executive, to be published in the Official Gazette of the Macau Special Administrative Region.

3. The lapse of the concession determines the reversion of the land to the possession of the first party, with all improvements made thereon, without the right to any indemnification for the second party.

Fourteenth Clause – Termination

1. The present contract may be terminated upon verification of any of the following events:

1.1. Lack of timely payment of the rent;

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1.2. Unauthorized alteration to the development of the land and/or the purpose of the concession, in case the development of the land has already been completed;

1.3. Transfer of situations arising from the concession, with violation of the provisions of the eleventh clause;

1.4. Non-fulfillment of the undertakings provided for in the fifth, sixth and ninth clauses.

2. The termination of the contract is declared by dispatch of H.E. the Chief Executive, to be published in the Official Gazette of the Macau Special Administrative Region.

Fifteenth Clause – Jurisdiction

For the purposes of resolving any dispute arising from the present contract, the competent jurisdiction is the Macau Special Administrative Region.

Sixteenth Clause – Applicable Law

The present contract is governed, in matters not herein provided for, by Law no. 6/80/M, dated July 5, and further applicable legislation.

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